UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Wild Rose Lane
Elk City, Idaho 83525
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events – Letter to Shareholders and Interested Parties.

Dear Shareholders and all Interested Parties,

This is in advance of Restem, LLC v. Jadi Cell, LLC, Case No. IPR2021-01535, U.S. Patent No. 9,803,176 United States Patent & Trademark Office, Patent Trial & Appeal Board Hearing: February 10, 2023, 1pm EST.

Our purpose in this filing is to share with the public certain information so that you may be aware of inconsistencies of testimony and facts in the matter referenced above. Keeping in mind that Dr. Ricordi and Restem have an ongoing working relationship that remains undisclosed to the court as of today. We draw your attention to pages 39 and 40 of Exhibit 99.4, where the Restem lawyer points out a significant issue and offer our concerns in Exhibit 99.1, 99.2, and 99.3. Neither UM or JadiCell LLC has responded to our request for documentation and clarification sent over 30 days ago. TSOI hopes and trusts that the attached exhibits make the facts and circumstances regarding this matter much clearer for all readers who wish to seek the truth.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(99.1)	Letter to University Miami dated January 11, 2023
(99.2)	Letter to JadiCell LLC dated January 5, 2023
(99.3)	Letter to JadiCell LLC dated January 20, 2023
(99.4)	Petitioner’s Demonstratives
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2023

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy Dixon	By:	/s/ Thomas Ichim
	Timothy Dixon		Thomas Ichim
	Chief Executive Officer, Director		Director